                                                                  EXECUTION COPY

--------------------------------------------------------------------------------



                             CONVERTIBLE PREFERRED
                           STOCK PURCHASE AGREEMENT



                         DATED AS OF FEBRUARY 25, 1997

                                 BY AND AMONG

                        CONCORDE CAREER COLLEGES, INC.,

                 CAHILL, WARNOCK STRATEGIC PARTNERS FUND, L.P.

                                      AND

                           STRATEGIC ASSOCIATES, L.P.



--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

SECTION 1...................................................................   1
     Definitions............................................................   1
          1.1.  Defined Terms...............................................   1

SECTION 2...................................................................   4
     Authorization and Sale of Convertible Preferred Stock..................   4
          2.1.  Authorization of Convertible Preferred Stock................   4
                ---------------------------------------------
          2.2.  Sale and Purchase of Convertible Preferred Stock............   4
                -------------------------------------------------

SECTION 3...................................................................   5
     Closing Dates; Delivery................................................   5
          3.1.  Closing Dates...............................................   5
                -------------
          3.2.  Delivery....................................................   5
                --------

SECTION 4...................................................................   5
     Representations and Warranties of the Company..........................   5
          4.1.  Organization, Good Standing and Qualification...............   5
                ----------------------------------------------
          4.2.  Capitalization..............................................   5
                --------------
          4.3.  Subsidiaries................................................   6
                ------------
          4.4.  Partnerships................................................   7
                ------------
          4.5.  Authorization...............................................   7
                -------------
          4.6.  Governmental Consents.......................................   7
                ---------------------
          4.7.  Litigation..................................................   7
                ----------
          4.8.  Certain Events; Insurance...................................   8
                -------------------------
          4.9.  Patents and Trademarks......................................   8
                ----------------------
          4.10. Compliance with Other Instruments and Legal Requirements....   8
                ---------------------------------------------------------
          4.11. Material Agreements; Action.................................   9
                ---------------------------
          4.12. Disclosure..................................................   9
                ----------
          4.13. Brokers' Fees...............................................   9
                -------------
          4.14. Registration Rights.........................................   9
                -------------------
          4.15. Corporate Documents.........................................  10
                -------------------
          4.16. Real Property...............................................  10
                -------------
          4.17. Tangible Personal Property..................................  11
                --------------------------
          4.18. Environmental Matters.......................................  11
                ---------------------
          4.19. Financial Statements........................................  12
                --------------------
          4.20. Changes.....................................................  13
                -------
          4.21. Employee Benefit Plans......................................  13
                ----------------------
          4.22. Taxes.......................................................  17
                -----
          4.23. Insurance...................................................  17
                ---------
          4.24. Minute Books................................................  17
                ------------
          4.25. Labor and Employment Matters................................  18
                ----------------------------
          4.26. Use of Proceeds.............................................  18
                ---------------

          4.27. Accreditation and State Licensure/Approval..................  18
                ------------------------------------------
          4.28. No Undisclosed Liabilities..................................  19
                --------------------------
          4.29. Licenses and Permits........................................  19
                --------------------
          4.30  U.S. Department of Education Certification and Eligibility..  20
                ----------------------------------------------------------

SECTION 5...................................................................  22
     Representations, Warranties and Covenants of the Purchasers............  22
          5.1.  Accredited Investor; Experience; Risk.......................  22
                -------------------------------------
          5.2.  Investment..................................................  22
                ----------
          5.3.  Legends; Opinion Requirement................................  22
                ----------------------------
          5.4.  Authorization...............................................  23
                -------------
          5.5.  Governmental Consents.......................................  23
                ---------------------
          5.6.  Brokers' Fees...............................................  23
                -------------

SECTION 6...................................................................  24
     Covenants..............................................................  24
     ---------
          6.1.  Access to Information.......................................  24
                ---------------------
          6.2.  Publicity...................................................  24
                ---------
          6.3.  Register of Securities......................................  24
                ----------------------
          6.4.  Removal of Legend...........................................  25
                -----------------

SECTION 7...................................................................  25
     Conditions to Closing of Purchasers....................................  25
     -----------------------------------
          7.1.  Representations and Warranties Correct......................  25
                --------------------------------------
          7.2.  Covenants...................................................  25
                ---------
          7.3.  Opinion of Company's Counsel................................  25
                ----------------------------
          7.4.  No Material Adverse Change..................................  25
                --------------------------
          7.5.  Certificate of Designation..................................  25
                ---------------------------
          7.6.  Stockholders' Agreement.....................................  26
                -----------------------
          7.7.  State Securities Laws.......................................  26
                ---------------------
          7.8.  CenCor Obligations..........................................  26
                ------------------
          7.9.  Issuance of Shares..........................................  26
                ------------------
          7.10. Certificates................................................  26
                ------------
          7.11. Debenture and Warrant Purchase Agreements...................  26
                -----------------------------------------
          7.12. Debentures and Warrants.....................................  26
                -----------------------
          7.13. Registration Rights Agreement...............................  26
                -----------------------------

SECTION 8...................................................................  27
     Conditions to Closing of the Company...................................  27
     ------------------------------------
          8.1.  Representations.............................................  27
                ---------------
          8.2.  Covenants...................................................  27
                ---------
          8.3.  Stockholders' Agreement.....................................  27
                -----------------------
          8.4.  Opinion of Purchasers' Counsel..............................  27
                ------------------------------
          8.5.  No Material Adverse Change..................................  27
                --------------------------
          8.6.  State Securities Laws.......................................  27
                ----------------------

          8.7.  Purchase Price..............................................  27
                --------------
          8.8.  Certificate.................................................  27
                -----------
          8.9.  Debenture and Warrant Purchase Agreements...................  27
                -----------------------------------------
          8.10. Registration Rights Agreement...............................  28
                -----------------------------

SECTION 9...................................................................  28
     Covenants of the Company...............................................  28
     ------------------------
          9.1.  Information.................................................  28
                -----------
          9.2.  Additional Agreements.......................................  30
                ---------------------
SECTION 10..................................................................  31
     Miscellaneous..........................................................  31
     -------------
          10.1. Amendment; Waiver...........................................  31
                -----------------
          10.2. Notices.....................................................  31
                -------
          10.3. Survival of Representations, Warranties and Covenants.......  32
                -----------------------------------------------------
          10.4. Severability................................................  32
                ------------
          10.5. Successors and Assigns......................................  32
                ----------------------
          10.6. Entire Agreement............................................  32
                ----------------
          10.7. Choice of Law...............................................  32
                -------------
          10.8. Counterparts................................................  33
                ------------
          10.9. Costs and Expenses..........................................  33
                ------------------
          10.10.Indemnification.............................................  33
                ---------------
          10.11.Limits on Liability.........................................  34
                -------------------
          10.12.No Third-Party Beneficiaries................................  34
                ----------------------------

                        CONCORDE CAREER COLLEGES, INC.
                CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT


     CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT dated as of February 25, 1997 (this "Agreement"), by and among CONCORDE CAREER COLLEGES, INC., a Delaware
            ---------
corporation (the "Company"), CAHILL, WARNOCK STRATEGIC PARTNERS FUND, L.P., a
                  -------
limited partnership organized under the laws of the State of Delaware, and STRATEGIC ASSOCIATES, L.P., a limited partnership organized under the laws of the State of Delaware. Cahill, Warnock Strategic Partners Fund, L.P. and Strategic Associates, L.P. together may be referred to herein as the "Purchasers."
 ----------

     WHEREAS, the Company has issued and outstanding the shares of capital stock described in Section 4.2 hereof and the Company has reserved for issuance additional shares of capital stock upon the exercise of the outstanding convertible securities identified in Section 4.2;

     WHEREAS, the Company proposes to issue and sell, and the Purchasers wish to purchase, shares of the Company's Convertible Preferred Stock, par value $0.10 per share (the "Convertible Preferred Stock") on the terms and conditions set
                ---------------------------
forth herein;

     WHEREAS, the Company proposes to issue and sell, and the Purchasers wish to purchase, Debentures and Warrants pursuant to Debenture and Warrant Purchase Agreements, between the Company and Purchasers, of even date herewith;

     NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements set forth herein, the parties hereto agree as follows:


                                   SECTION 1

                                  Definitions
                                  -----------

     1.1.   Defined Terms.  The following terms are defined as follows:

     "Affiliate" means, with respect to any Person, (i) any Person in which such
      ---------
Person holds direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of voting securities or other voting interests representing at least 5% of the outstanding voting power of a Person or equity securities or other equity interests representing at least 5% of the outstanding equity securities or equity interests in a Person and (ii) any brother, sister, parent, child or spouse of such Person or any Person described in clause (i).

     "Benefit Arrangement" means any benefit arrangement, obligation, custom, or
      -------------------
practice, whether or not legally enforceable, to provide benefits, other than salary, as compensation for services rendered, to present or former directors, employees, agents, or independent contractors, other than any obligation, arrangement, custom or practice that is an Employee Benefit Plan, including, without limitation, employment agreements, severance agreements, executive compensation arrangements, incentive programs or arrangements, sick leave, vacation pay, severance pay policies, plant closing benefits, salary continuation for disability, consulting, or other compensation arrangements, workers' compensation, retirement, deferred compensation, bonus, stock option or purchase, hospitalization, medical insurance, life insurance, tuition reimbursement or scholarship programs, employee discounts, any plans subject to Section 125 of the Code, and any plans providing benefits or payments in the event of a change of control, change in ownership, or sale of a substantial portion (including all or substantially all) of the assets of any business or portion thereof, in each case with respect to any present or former employees, directors, or agents.

     "CenCor" means CenCor, Inc., a Delaware corporation.
      ------

     "Code" means the Internal Revenue Code of 1986 (or any successor thereto),
      ----
as amended from time to time.

     "Company Benefit Arrangement" means any Benefit Arrangement sponsored or
      ---------------------------
maintained by the Company or its Subsidiaries or with respect to which the Company or a Subsidiary has or may have any liability (whether actual, contingent, with respect to any of its assets or otherwise) as of the Closing Date, in each case with respect to any present or former directors, employees, or agents of the Company or the Subsidiaries.

     "Company Plan" means, as of the Closing Date, any Employee Benefit Plan for
      ------------
which the Company or any Subsidiary is the "plan sponsor" (as defined in Section 3(16)(B) of ERISA) or any Employee Benefit Plan maintained by the Company or any Subsidiary or to which the Company or any Subsidiary is obligated to make payments, in each case with respect to any present or former employees of the Company or the Subsidiaries.

     "Company's Knowledge" or derivations thereof shall mean the actual
      -------------------
knowledge of the executive officers of the Company.

     "Employee Benefit Plan" has the meaning given in Section 3(3) of ERISA.
      ---------------------

     "Environmental Law" means any foreign, federal, state or local statute,
      -----------------
regulation, ordinance or rule of common law as now or hereafter in effect in any way relating to the protection of the environment including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. (S)(S) 9601 et seq.), the Hazardous Materials Transportation Act (49
                   -- ----
U.S.C. App. (S)(S) 1801 et seq.), the Resource Conservation and Recovery Act (42
                        -- ----
U.S.C. (S)(S) 6901 et seq.), the Clean Water Act (33 U.S.C. (S)(S) 1251 et
                   -- ----                                              --
seq.), the Clean Air Act (42 U.S.C. (S)(S) 7401 et seq.), the Toxic Substances
----                                            -- ----
Control Act (15 U.S.C. (S)(S) 2601 et seq.), the Federal Insecticide, Fungicide,
                                   -- ----
and Rodenticide Act (7 U.S.C. (S)(S) 136 et seq.), and the Occupational Safety
                                         -- ----
and Health Act (29 U.S.C. (S)(S) 651 et seq.) and the regulations promulgated
                                     -- ----
pursuant thereto.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as
      -----
amended from time to time, and any regulation or rule issued thereunder.

     "ERISA Affiliate" means any person that together with the Company, would be
      ---------------
or was at any time treated as a single employer under Section 414 of the Code or
Section 4001 of ERISA and any general partnership of which the Company is or has been a general partner.

     "Hazardous Material" means any substance, material or waste that is
      ------------------
regulated by the United States, the foreign jurisdictions in which the Company or its Subsidiaries conducts business, or any state or local governmental authority including, without limitation, petroleum and its by-products, asbestos, and any material or substance that is defined as a "hazardous waste," "hazardous substance," "hazardous material," "restricted hazardous waste," "industrial waste," "solid waste," "contaminant," "pollutant," "toxic waste" or "toxic substance" under any provision of Environmental Law.

     "Lien" means any lien, pledge, mortgage, deed of trust, security interest,
      ----
claim, lease, charge, option, right of first refusal, easement, servitude, transfer restriction under any shareholder or similar agreement, encumbrance or any other restriction or limitation whatsoever.

     "Multiemployer Plan" means any Employee Benefit Plan described in Section
      ------------------
3(37) of ERISA.

     "PBGC" means the Pension Benefit Guaranty Corporation or any entity
      ----
succeeding to any or all of its functions under ERISA.

     "Permits" means any approvals, authorizations, consents, licenses, permits
      -------
or certificates.

     "Permitted Exceptions" means (i) all defects, exceptions, restrictions,
      --------------------
easements, rights of way and encumbrances disclosed in policies of title insurance that have been made available to the Company; (ii) statutory Liens for current taxes, assessments or other governmental charges not yet delinquent or the amount or validity of which is being contested in good faith by appropriate proceedings, provided an appropriate reserve is established therefor; (iii) mechanics', carriers', workers', repairers' and similar Liens arising or incurred in the ordinary course of business that are not material to the business, operations and financial condition of the property so encumbered or the Company or its Subsidiaries; (iv) zoning, entitlement and other land use and environmental regulations by any governmental body, provided that such regulations have not been violated; and (v) such other imperfections in title, charges, easements, restrictions and encumbrances that do not materially detract from the value of or materially interfere with the present use of any Company Property (as hereinafter defined) subject thereto or affected thereby.

     "Person" means an individual, partnership, limited liability company,
      ------
corporation, joint
stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

     "Qualified Plan" means any Employee Benefit Plan that meets, purports to
      --------------
meet, or is intended to meet the requirements of Section 401(a) of the Code.

     "Release" means any release, spill, emission, leaking, pumping, injection,
      -------
deposit, disposal, discharge, dispersal or leaching into the indoor or outdoor environment, or into or out of any property;

     "Remedial Action" means all actions to (x) clean up, remove, treat or in
      ---------------
any other way address any Hazardous Material; (y) prevent the Release of any Hazardous Material so it does not endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; or (z) perform pre-remedial studies and investigations or post-remedial monitoring and care.

     "Subsidiaries" means each corporation in which the Company owns or
      ------------
controls, directly or indirectly, capital stock or other equity interests representing at least 50% of the outstanding voting stock or other equity interests.

     "Welfare Plan" means any Employee Benefit Plan described in Section 3(1) of
      ------------
ERISA.

                                   SECTION 2

             Authorization and Sale of Convertible Preferred Stock
             -----------------------------------------------------

     2.1.   Authorization of Convertible Preferred Stock.  At the First Closing
            --------------------------------------------
(as defined in Section 3.1), the Company will have authorized the issuance and sale of 55,147 shares of Convertible Preferred Stock, having the rights, preferences, privileges and restrictions set forth in the Certificate of Designation attached to this Agreement as Exhibit A hereto (the "Certificate of
                                                                 --------------
Designation").
-----------

     2.2.   Sale and Purchase of Convertible Preferred Stock.  In reliance on
            -------------------------------------------------
the representations and warranties of the Company contained herein and subject to the terms and conditions hereof, the Purchasers agree to purchase from the Company, severally and in the amounts set forth on Exhibit B hereto, and the Company agrees to sell to the Purchasers 55,147 shares of Convertible Preferred Stock for the purchase price of $27.20 per share.

                                   SECTION 3

                            Closing Dates; Delivery
                            -----------------------

     3.1.   Closing Dates. The initial closing of the purchase and sale of
            -------------
certain of the Convertible Preferred Stock in the amounts as set forth on
Schedule 3.1 (the "First Closing") shall be held at the offices of Bryan Cave
------------       -------------
LLP, One Kansas City Place, Suite 3500, Kansas City, Missouri on February 25, 1997, or on such other date or at such other place as the Purchasers and the Company shall mutually agree (the date of the Closing being referred to herein as the "First Closing Date"). The second closing of the purchase and sale of
        ------------------
certain of the Convertible Preferred Stock in the amounts as set forth on
Schedule 3.1 (the "Second Closing") shall be held at the offices of Bryan Cave
                   --------------
LLP, One Kansas City Place, Suite 3500, Kansas City, Missouri on March 14, 1997, or on such other date or at such other place as the Purchasers and the Company shall mutually agree (the date of the Closing being referred to herein as the "Second Closing Date").
 -------------------

     3.2.   Delivery.  At the First Closing and the Second Closing, the Company
            --------
shall deliver to each Purchaser a certificate or certificates evidencing the shares of Convertible Preferred Stock being purchased by it registered in such Purchaser's name against delivery to the Company of payment in an amount equal to the full purchase price of the shares of Convertible Preferred Stock being purchased by such Purchaser by certified check or wire transfer to an account designated by the Company in the amounts set forth on Schedule 3.2.
                                                      ------------

                                   SECTION 4

                     Representations and Warranties of the Company
                     ---------------------------------------------

     The Company hereby represents and warrants to, and agrees with, each Purchaser as follows:

     4.1.   Organization, Good Standing and Qualification.  Each of the Company
            ----------------------------------------------
and its Subsidiaries (i) is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) has all requisite power and authority to carry on its business, (iii) is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify could reasonably be expected, individually or in the aggregate, to have a material adverse effect on the business, financial condition, or operations of the Company and its Subsidiaries (a "Material
                                                                 --------
Adverse Effect").
--------------

     4.2.   Capitalization.
            --------------

            (a) The authorized capital stock of the Company is 20,000,000 shares, consisting of 19,400,000 shares of common stock, par value $.10 per share ("Common Stock") of
        ------------
which 6,965,976 shares are issued and outstanding, and 600,000 shares of preferred stock, par value $.10 per share ("Preferred Stock"), of which 233,817
                                            ---------------
shares are Class A Redeemable Preferred Stock issued and outstanding and owned by CenCor to be redeemed at the First Closing. Schedule 4.2 lists the options
                                                ------------
and warrants of the Company issued and outstanding prior to the First Closing. At the First Closing, the Company will have reserved for issuance 1,102,940 shares of Common Stock upon conversion of the authorized shares of Convertible Preferred Stock and at least 600,000 shares of Common Stock in connection with a new option to be issued to the Company's new chief executive officer. Schedule
                                                                       --------
4.2 sets forth a true and correct list of the stockholders of record maintained
---
by the Company's transfer agent with respect to the issued and outstanding shares of capital stock of the Company as of December 31, 1996. Except as listed on Schedule 4.2, there are no outstanding securities of the Company
          ------------
convertible into or evidencing the right to purchase or subscribe for any shares of capital stock of the Company, there are no outstanding or authorized options, warrants, calls, subscriptions, rights, commitments or any other agreements of any character obligating the Company to issue any shares of its capital stock or any securities convertible into or evidencing the right to purchase or subscribe for any shares of such stock, and there are no agreements or understandings with respect to the voting, sale, transfer or registration of any shares of capital stock of the Company, other than the Stockholders' Agreement in the form of Exhibit C hereto (the "Stockholders' Agreement"), the Registration Rights
                       -----------------------
Agreement dated of even date herewith among the parties hereto, the First Amendment to the Settlement Agreement, dated as of December 31, 1996, among the parties thereto. No outstanding options, warrants or other securities exercisable for or convertible into shares of capital stock of the Company require anti-dilution adjustments by reason of the consummation of the transactions contemplated hereby.

            (b) The issued and outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable. The shares of Convertible Preferred Stock to be issued pursuant to this Agreement, upon delivery to the Purchasers of certificates therefor against payment in accordance with the terms of this Agreement, and the shares of Common Stock issuable upon conversion of such Convertible Preferred Stock of the Company when issued upon conversion of such Convertible Preferred Stock in accordance with the Certificate of Designation, (i) will be validly issued, fully paid and nonassessable, (ii) will be free and clear of all Liens, other than any created by the holder thereof and the restrictions imposed by the Stockholders' Agreement and (iii) assuming that the representations of the Purchasers in
Section 5 hereof are true and correct, will be issued in compliance with all applicable federal and state securities laws.

     4.3.   Subsidiaries.  Schedule 4.3 sets forth a complete and accurate list
            ------------   ------------
of all Subsidiaries of the Company, showing (as to each such Subsidiary) the date of its incorporation, the jurisdiction of its incorporation, the number of shares of its authorized capital stock, the number and class of shares thereof duly issued and outstanding, the names of all stockholders of such Subsidiaries and the number and percentage of the outstanding shares of each such class owned, directly or indirectly, by all such stockholders, including the Company. The outstanding shares of capital stock of each Subsidiary are validly issued, fully paid and nonassessable and all such shares represented as being owned by the Company are owned by it, except as listed on Schedule 4.3, free and clear of all Liens. There are no outstanding
          ------------
securities of any Subsidiary convertible into or evidencing the right to purchase or subscribe for any shares of capital stock of any Subsidiary, there are no outstanding or authorized options, warrants, calls, subscriptions, rights, commitments or any other agreements of any character obligating any Subsidiary to issue any shares of its capital stock or any securities convertible into or evidencing the right to purchase or subscribe for any shares of such stock, and there are no agreements or understandings with respect to the voting, sale, transfer or registration of any shares of capital stock of any Subsidiary.

     4.4.   Partnerships.  The Company is not a party to, and does not hold, any
            ------------
equity interests in any partnership or limited partnership of any kind.

     4.5.   Authorization.  The Company has all requisite corporate power and
            -------------
authority to execute and deliver this Agreement and each agreement, document or instrument adopted, entered into or delivered in connection herewith (the "Transaction Documents") and to perform its obligations hereunder and
 ---------------------
thereunder. The execution, delivery and performance of the Agreement and the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate, including stockholder action on the part of the Company. Each Transaction Document has been duly and validly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity) and except to the extent that rights to indemnification and contribution under this Agreement and the Stockholders' Agreement may be limited by federal or state securities laws or public policy relating thereto.

     4.6.   Governmental Consents.  No consent, approval, order or authorization
            ---------------------
of, or registration, qualification, designation, declaration or filing with, any federal, state, or local governmental authority on the part of the Company is required in connection with the valid execution and delivery by the Company of the Transaction Documents to which it is a party, or the consummation by the Company of the transactions contemplated by the Transaction Documents to which it is a party, except for such filings as have been made prior to the First Closing.

     4.7.   Litigation.  All pending claims, suits, or proceedings against the
            ----------
Company, its Subsidiaries, and its schools are set forth on Schedule 4.7.  None
                                                            -------------
of the pending claims, suits, or proceedings listed on Schedule 4.7 seeks to
                                                       ------------
enjoin the consummation of this Agreement or the Stockholders Agreement, nor does management believe that any pending claims, suits or proceedings materially adversely affect the operation or financial condition of, or result in the payment of material damages by, the Company, its Subsidiaries or any of the schools, taken as a whole. The Company, its Subsidiaries, and the schools represent that each of the claims, suits, and proceedings or litigation contained on Schedule 4.7 is without merit and
                                           ------------
intend to vigorously defend the Company, the affected Subsidiary or the affected school in all matters pertaining to such claims, suits or proceedings. Except as set forth on Schedule 4.7, there are no pending or threatened claims, suits
                ------------
or proceedings against the Company, its Subsidiary or its schools. To the Company's Knowledge, there is no investigation by any governmental agency pending or threatened against the Company, its Subsidiaries, or its schools which might result in any such suit, action or other proceeding, except as disclosed on Schedule 4.7.
             ------------

     4.8.   Certain Events; Insurance.  Except for matters covered by Section
            -------------------------
4.7 hereof, there has been no event or accident at any premises owned or operated by the Company or any of its Subsidiaries involving personal injury or that otherwise could reasonably be expected to result in monetary liability to the Company or any of its Subsidiaries that has not been adequately covered by insurance sufficient in amount to pay any and all foreseeable liabilities arising therefrom or in connection therewith, subject to a reasonable deductible.

     4.9.   Patents and Trademarks.  The Company and its Subsidiaries have
            ----------------------
sufficient title and ownership of (or rights under license agreements to use) all patents, trademarks, service marks, trade names, copyrights, trade secrets, proprietary rights and processes ("Intellectual Property") necessary for their
                                   ---------------------
businesses. There are no outstanding options, licenses or agreements of any kind relating to the foregoing, nor is the Company or any of its Subsidiaries bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, proprietary rights and processes of any other Person. A list of all patents, patent applications, registered trademarks, trademark applications, registered copyrights and copyright applications owned by the Company or any of its Subsidiaries is set forth on Schedule 4.9. Within the past five years, the
                                 ------------
Company has not received any communications alleging that the Company or any of its Subsidiaries has violated or, by conducting its business as proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights, trade secrets, proprietary rights and processes of any other Person, nor is the Company aware of any such violations.

     4.10.  Compliance with Other Instruments and Legal Requirements.
            ---------------------------------------------------------

            (a) None of the Company or any of its Subsidiaries is in violation or default of any provisions of its certificate of incorporation, by-laws, or comparable organizational documents. Except as listed on Schedule 4.10, none of
                                                         -------------
the Company or any of its Subsidiaries is in violation or default in any material respect under any provision, instrument, judgment, order, writ, decree, contract or agreement to which it is a party or by which it is bound or of any provision of any federal, state or local statute, rule or regulation applicable to the Company or any of its Subsidiaries (including, without limitation, any law, rule or regulation relating to protection of the environment and the maintenance of safe and sanitary premises). Except under the agreements with CenCor, the execution, delivery and performance of each Transaction Document and the consummation of the transactions contemplated hereby and thereby will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, order, writ, decree, contract or agreement, or require any consent, waiver or approval thereunder, or constitute an event that results in the creation of any Lien upon any assets of the Company or any of its Subsidiaries.

            (b) Except as set forth on Schedule 4.10, the Company and its
                                       -------------
Subsidiaries have all material Permits of all governmental entities required to conduct their respective businesses as proposed to be conducted.

     4.11.  Material Agreements; Action.  Except as set forth on Schedule 4.11,
            ---------------------------                          -------------
there are no material contracts, agreements, commitments, understandings or proposed transactions, whether written or oral, to which the Company or any of its Subsidiaries is a party or by which it is bound that involve or relate to:
(i) any of their respective officers, directors stockholders or partners or any Affiliate thereof; (ii) the sale of any of the assets of the Company or any of its Subsidiaries other than in the ordinary course of business; (iii) covenants of the Company or any of its Subsidiaries not to compete in any line of business or with any Person in any geographical area or covenants of any other Person not to compete with the Company or any of its Subsidiaries in any line of business or in any geographical area; (iv) the acquisition by the Company or any of its Subsidiaries of any operating business or the capital stock of any other Person;
(v) the borrowing of money; (vi) the expenditure of more than $100,000 in the aggregate or the performance by any party more than one year from the date hereof or (vii) the license of any Intellectual Property, other material proprietary right to or from the Company or any of its Subsidiaries. There have been made available to the Purchasers and their representatives true and complete copies of all such agreements. All such agreements are in full force and effect and are the legal, valid and binding obligation of the Company or its Subsidiaries, enforceable against them in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). None of the Company or any of its Subsidiaries is in default under any such agreements nor is any other party to any such agreements in default thereunder in any respect.

     4.12.  Disclosure. To the Company's knowledge, after making due inquiry,
            ----------
neither this Agreement nor any Schedule hereto nor any certificates or instruments delivered by the Company or its representatives to the Purchasers in connection with this Agreement or the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact required to be contained therein not misleading.

     4.13.  Brokers' Fees.  No broker, finder, investment banker or other Person
            -------------
is entitled to any brokerage fee, finder's fee or other commission in connection with the transactions contemplated by this Agreement.

     4.14.  Registration Rights.  Except as provided in the Stockholders'
            -------------------
Agreement, the Company has not granted or agreed to grant any registration rights, including piggyback registration rights, to any Person.

     4.15.  Corporate Documents.  The Certificate of Incorporation and the By-
            -------------------
laws of the Company, as amended, are in the form set forth in Exhibits D and E hereto, respectively.

     4.16.  Real Property.
            -------------

            (a) Neither the Company nor its Subsidiaries owns any real property or fee simple interests in real property. Schedule 4.16 sets forth a complete
                                          -------------
list of all real property and interests in real property leased by the Company and its Subsidiaries (individually, a "Real Property Lease" and the real
                                       -------------------
properties specified in such leases, together with the Owned Properties, being referred to herein individually as a "Company Property" and collectively as the
                                      ----------------
"Company Properties as lessee or lessor. The Company Property constitutes all
 ------------------
interests in real property currently used or currently held for use in connection with the business of the Company and its Subsidiaries and which are necessary for the continued operation of the business of the Company and its Subsidiaries as the business is currently conducted. The Company and its Subsidiaries have a valid and enforceable leasehold interest under each of the Real Property Leases, and none of the Company or any of its Subsidiaries has received any written notice of any default or event which, with notice or lapse of time, or both, would constitute a default by the Company or any of its Subsidiaries under any of the Real Property Leases. All of the Company Property, buildings, fixtures and improvements thereon owned or leased by the Company and its Subsidiaries are in good operating condition and repair (subject to normal wear and tear) except for deficiencies which do not have a Material Adverse Effect. The Company has delivered or otherwise made available to the Purchasers true, correct and complete copies of the Real Property Leases, together with all amendments, modifications or supplements, if any, thereto.

            (b) The Company and its Subsidiaries have all material certificates of occupancy and Permits of any governmental body necessary or useful for the current use and operation of each Company Property, and the Company and its Subsidiaries have fully complied with all material conditions of the Permits applicable to them. No default or violation, or event which, with the lapse of time or giving of notice or both would become a default or violation, has occurred in the due observance of any such Permit.

            (c) There does not exist any actual, threatened or contemplated condemnation or eminent domain proceedings that affect any Company Property or any part thereof, and none of the Company or any of its Subsidiaries has received any notice, oral or written, of the intention of any governmental body or other Person to take or use all or any part thereof.

            (d) None of the Company or any of its Subsidiaries has received any written notice from any insurance company that has issued a policy with respect to any Company Property requiring performance of any structural or other repairs or alterations to such Company Property.

            (e)  Except as set forth on Schedule 4.16, none of the Company or
                                        ------------
any of its Subsidiaries owns or holds, and is not obligated under or a party to, any option, right of first refusal or other contractual right to purchase, acquire, sell, assign or dispose of any real estate or any portion thereof or interest therein.

      4.17. Tangible Personal Property.
            --------------------------

            (a) Schedule 4.17 sets forth all leases of personal property ("Personal Property Leases") involving annual payments in excess of $50,000
  ------------------------
relating to personal property used in the business of the Company and its Subsidiaries or to which the Company or any of its Subsidiaries is a party or by which the properties or assets of the Company or any of its Subsidiaries is bound. The Company has delivered or otherwise made available to the Purchasers true, correct and complete copies of the Personal Property Leases, together with all amendments, modifications or supplements thereto.

            (b) Each of the Company and its Subsidiaries has a valid leasehold interest under each of the Personal Property Leases under which it is a lessee, and there is no material default under any Personal Property Lease by the Company or any of its Subsidiaries, by any other party thereto, and no event has occurred which, with the lapse of time or the giving of notice or both would constitute a material default thereunder.

            (c)  Except as set forth on Schedule 4.17, each of the Company and
                                        -------------
its Subsidiaries has good and marketable title to all of the items of tangible personal property reflected in the balance sheets referred to in Section 4.19 (except as sold or disposed of subsequent to the date thereof in the ordinary course of business consistent with past practice), free and clear of any and all Liens other than the Permitted Exceptions. All such items of tangible personal property that, individually or in the aggregate, are material to the operation of the business of the Company and its Subsidiaries are in good condition and in a state of good maintenance and repair (ordinary wear and tear excepted) and are suitable for the purposes used.

            (d) All of the items of tangible personal property used by the Company and its Subsidiaries under the Personal Property Leases are in good condition and repair (ordinary wear and tear excepted) and are suitable for the purposes used except for deficiencies which do not have a Material Adverse Effect.

     4.18.  Environmental Matters.
            ---------------------

            (a) to the Company's Knowledge, the operations of each of the Company and its Subsidiaries are in compliance with all applicable Environmental Laws and all Permits issued pursuant to Environmental Laws or otherwise;

            (b) to the Company's Knowledge, each of the Company and its Subsidiaries has obtained all Permits required under all applicable Environmental Laws necessary to operate its business;

            (c) none of the Company or any of its Subsidiaries is the subject of any outstanding written order, agreement or arrangement with any governmental authority or Person respecting (i) Environmental Laws, (ii) Remedial Action or
(iii) any Release or threatened Release of a Hazardous Material;

            (d) none of the Company or any of its Subsidiaries has received any written communication alleging either or both that the Company or any of its Subsidiaries may be in violation of any Environmental Law, or any Permit issued pursuant to Environmental Law, or may have any liability under any Environmental Law;

            (e) to the Company's Knowledge, none of the Company or any of its Subsidiaries has any current contingent liability in connection with any Release of any Hazardous Materials into the indoor or outdoor environment (whether on-site or off-site);

            (f) to the Company's Knowledge, there are no investigations of the business, operations, or currently or previously owned, operated or leased property of the Company or any of its Subsidiaries pending or threatened that could lead to the imposition of any liability pursuant to Environmental Law;

            (g) to the Company's Knowledge, there is not located at any of the properties owned, leased or operated by the Company or any of its Subsidiaries any (i) underground storage tanks, (ii) asbestos-containing material or (iii) equipment containing polychlorinated biphenyls; and

            (h) the Company has provided to the Purchasers all environmentally related audits, studies, reports, analyses and results of investigations, if any, that have been performed by or for the Company in the last five (5) years with respect to the currently or previously owned, leased or operated properties of the Company or any of its Subsidiaries.

     4.19.  Financial Statements.  The Company has delivered to each Purchaser
            --------------------
its audited consolidated balance sheets as at December 31, 1994 and December 31, 1995, and the related statements of income, changes in stockholders' equity and cash flows for the fiscal periods then ended and its unaudited financial statements as at the end of and for the twelve-month period ended December 31, 1996 (collectively the "Financial Statements"). The Financial Statements have
                        --------------------
been prepared from the books and records of the Company and fairly reflect in all material respects the consolidated financial position and results of operations, shareholders' equity and cash flows of the Company and its Subsidiaries as at the dates and for the periods reflected thereon in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated, except as noted therein and except for the failure of the unaudited financial statements to include the footnotes required by generally accepted accounting principles, and subject, in the case of the unaudited financial statements, to normal year-end audit adjustments that will not in the aggregate be material. The Company maintains a standard system of accounting established and administered in accordance with generally accepted accounting principles. The books and records of the Company accurately reflect in all material respects the transactions to which the Company or any of its Subsidiaries is a party or by which any of their properties are subject or bound, and such books and records have been properly maintained.

     4.20.  Changes.  Except as set forth on Schedule 4.20, since December 31,
            -------                          -------------
1996, there has not been:

            (a) any change in the assets, liabilities, financial condition or operating results of the Company or any of its Subsidiaries from that reflected in the Financial Statements, except changes in the ordinary course of business that have not been, in the aggregate, materially adverse;

            (b) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the assets, properties, financial condition, operating results or business of the Company or any of its Subsidiaries;

            (c) any waiver by the Company or any of its Subsidiaries of a valuable right or of a material debt owed to it outside of the ordinary course of business or that otherwise could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;

            (d) any satisfaction or discharge of any Lien or payment of any obligation by the Company or any of its Subsidiaries that could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;

            (e) any change or amendment to a contract or arrangement by which the Company or any of its Subsidiaries or any of their respective assets or properties is bound or subject that could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;

            (f) other than in the ordinary course of business, any material increase in any compensation arrangement or agreement with any employee of the Company or any of its Subsidiaries receiving compensation in excess of $50,000 annually;

            (g) any events or circumstances that otherwise could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; or

            (h) none of the Company or any of its Subsidiaries has since December 31, 1996 (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock or equity interests, (ii) incurred any indebtedness for money borrowed in excess of $20,000, (iii) made any loans or advances to any Person, other than ordinary advances for travel expenses not exceeding $20,000, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights for consideration in excess of $20,000 in any one transaction or series of related transactions.

     4.21.  Employee Benefit Plans
            ----------------------

            (a)  Schedule 4.21(a) contains a complete and accurate list of all
                 ---------------
Company Plans and Company Benefit Arrangements. Schedule 4.21(a) specifically
                                                ---------------
identifies all Company Plans (if any) that are Qualified Plans.

            (b) With respect, as applicable, to Employee Benefit Plans and Benefit Arrangements:

                 (i) true, correct, and complete copies of all the following documents with respect to each Company Plan and Company Benefit Arrangement, to the extent applicable, have been delivered to Purchasers: (A) all documents constituting the Company Plans and Company Benefit Arrangements, including but not limited to, trust agreements, insurance policies, service agreements, and formal and informal amendments thereto; (B) the most recent Forms 5500 or 5500C/R and any financial statements attached thereto and those for the prior three years; (C) the last Internal Revenue Service determination letter, the last IRS determination letter that covered the qualification of the entire plan (if different), and the materials submitted by the Company to obtain those letters; (D) the most recent summary plan description; (E) the most recent written descriptions of all non-written agreements relating to any such plan or arrangement; (F) all reports submitted within the four years preceding the date of this Agreement by third-party administrators, actuaries, investment managers, consultants, or other independent contractors; (G) all notices that were given within the three years preceding the date of this Agreement by the IRS, Department of Labor, or any other governmental agency or entity with respect to any plan or arrangement; and (H) employee manuals or handbooks containing personnel or employee relations policies;

                 (ii) the Concorde Career Colleges, Inc. Profit Sharing and 401(k) Retirement Savings Plan (the "Company 401(k) Plan") is the only Qualified Plan. The Company has never, and since their formation or acquisition by the Company or the Company's former parent corporation, CenCor (the "Subsidiary
                                                                 ----------
Start Date"), the Subsidiaries have never maintained or contributed to another
----------
Qualified Plan which has not heretofore been terminated. To the Company's Knowledge, there have been no claims against the Company or any Subsidiary since such Subsidiary's Start Date under or alleging any such other Qualified Plan. The Company 401(k) Plan substantially qualifies under Section 401(a) of the Code, and any trusts maintained pursuant thereto are exempt from federal income taxation under Section 501 of the Code, and, to the Company's Knowledge, nothing has occurred with respect to the design or operation of any Qualified Plans that would likely cause the loss of such qualification or exemption or the imposition of any liability, lien, penalty, or tax under ERISA or the Code;

                 (iii) the Company has never, and since their respective Subsidiary

Start Dates, any Subsidiary has never, sponsored or maintained, had any obligation to sponsor or maintain, or had any liability (whether actual or contingent, with respect to any of its assets or otherwise) with respect to any Employee Benefit Plan subject to Section 302 of ERISA or Section 412 of the Code or Title IV of ERISA (including any Multiemployer Plan), and, to the Company's Knowledge, nothing has occurred with respect to the design or operation of any Employee Benefit Plan that would likely cause the loss of such qualification or exemption or the imposition of any liability, lien, penalty, or tax under ERISA or the Code;

                 (iv) to the Company's Knowledge, each Company Plan and each Company Benefit Arrangement has been substantially maintained in accordance with its constituent documents and with all applicable provisions of the Code, ERISA and other laws, including federal and state securities laws;

                 (v) there are no pending claims or lawsuits by, against, or relating to any Employee Benefit Plans or Benefit Arrangements that are not Company Plans or Company Benefit Arrangements that would, if successful, result in liability of the Company or any Stockholder, and no claims or lawsuits have been asserted, instituted or, to the knowledge of the Company, threatened by, against, or relating to any Company Plan or Company Benefit Arrangement, against the assets of any trust or other funding arrangement under any such Company Plan, by or against the Company or the Subsidiaries with respect to any Company Plan or Company Benefit Arrangement, or by or against the plan administrator or any fiduciary of any Company Plan or Company Benefit Arrangement, and the Company does not have Knowledge of any fact that would likely form the basis for a meritorious claim or lawsuit. The Company Plans and Company Benefit Arrangements are not presently under audit or examination (nor has notice been received of a potential audit or examination) by the IRS, the Department of Labor, or any other governmental agency or entity, and no matters are pending with respect to the Company 401(k) Plan under the IRS's Voluntary Compliance Resolution program, its Closing Agreement Program, or other similar programs;

                 (vi) no Company Plan or Company Benefit Arrangement contains any provision or is subject to any law that would prohibit the transactions contemplated by this Agreement or that would give rise to any vesting of benefits, severance, termination, or other payments or liabilities as a result of the transactions contemplated by this Agreement;

                 (vii) to the Company's Knowledge, with respect to each Company Plan, there has occurred no non-exempt Aprohibited transaction@ (within the meaning of Section 4975 of the Code) or transaction prohibited by Section 406 of ERISA or breach of any fiduciary duty described in Section 404 of ERISA that would, if successful, result in any liability for the Company or any Stockholder, officer, director, or employee of the Company;

                 (viii) to the Company's Knowledge, all reporting, disclosure, and notice requirements of ERISA and the Code have been substantially satisfied with respect to each Company Plan and each Company Benefit Arrangement;

                 (ix) all amendments and actions required to bring the Company Benefit Plans into conformity with the applicable provisions of ERISA, the Code, and other applicable laws have been made or taken except to the extent such amendments or actions (A) are not required by law to be made or taken until after the Effective Date and (B) are disclosed on Schedule 4.21(b);
                                                  -----------------

                 (x) to the Company's Knowledge, payment has been made of all amounts that the Company and each Subsidiary is required to pay as contributions to the Company Benefit Plans as of the last day of the most recent fiscal year of each of the plans ended before the date of this Agreement; all benefits accrued under any unfunded Company Plan or Company Benefit Arrangement will have been paid, accrued, or otherwise adequately reserved in accordance with GAAP as of the Balance Sheet Date; and all monies withheld from employee paychecks with respect to Company Plans have been transferred to the appropriate plan within 30 days of such withholding;

                 (xi)    except as disclosed on Schedule 4.21(b)(xi), the
                                                --------------------
Company and the Subsidiaries have not prepaid or prefunded any Welfare Plan through a trust, reserve, premium stabilization, or similar account, nor do they provide benefits through a voluntary employee beneficiary association as defined in Section 501(c)(9);

                 (xii) to the Company's Knowledge, no statement, either written or oral, has been made by the Company or the Subsidiaries to any person with regard to any Company Plan or Company Benefit Arrangement that was not in accordance with the Company Plan or Company Benefit Arrangement and that would likely have an adverse economic consequence to the Company or the Subsidiaries;

                 (xiii) to the Company's Knowledge, the Company and the Subsidiaries have no liability (whether actual, contingent, with respect to any of its assets or otherwise) with respect to any Employee Benefit Plan or Benefit Arrangement that is not a Company Benefit Arrangement or with respect to any Employee Benefit Plan sponsored or maintained (or which has been or should have been sponsored or maintained) by any ERISA Affiliate;

                 (xiv) to the Company's Knowledge, all group health plans of the Company and its ERISA Affiliates have been operated in material compliance with the requirements of Sections 4980B (and its predecessor) and 5000 of the Code;

                 (xv) to the Company's Knowledge, no employee or former employee of the Company or beneficiary of any such employee or former employee is, by reason of such employee's or former employee's employment, entitled to receive any benefits, including, without limitation, death or medical benefits (whether or not insured) beyond retirement or other termination of employment as described in Statement of Financial Accounting Standards No. 106, other than (i) death or retirement benefits under a Qualified Plan, (ii) deferred compensation benefits accrued as liabilities on the Closing Statement or (iii) continuation coverage mandated under Section 4980B of the Code or other applicable law.

            (c)  Schedule 4.21(c) hereto sets forth an accurate list, as of the
                 ----------------
date hereof, of all officers, directors, and key employees of the Company and lists all employment agreements with such officers, directors, and key employees and the rate of compensation (and the portions thereof attributable to salary, bonus, and other compensation respectively) of each such person as of (a) December 31, 1996 and (b) the date hereof.

     4.22.  Taxes.  Except as set forth on Schedule 4.22, all federal, state,
            -----                          -------------
local and foreign tax returns, reports and statements required to be filed by the Company or any of its Subsidiaries have been filed with the appropriate governmental agencies in all jurisdictions in which such returns, reports and statements are required to be filed and, to the Company's Knowledge, all such returns, reports and statements were true, complete and correct in all material respects. All taxes, charges and other impositions due and payable by the Company or any of its Subsidiaries have been paid except where contested in good faith and by appropriate proceedings if adequate reserves therefor have been established on the books and records of the Company or such Subsidiary in accordance with generally accepted accounting principles consistently applied, and where such non-payment would not have a Material Adverse Effect. The provision for taxes of each of the Company and its Subsidiaries as shown in the Financial Statements is sufficient for all taxes, charges and other impositions of any nature due or accrued as of the date hereof, whether or not assessed or disputed. To the Company's Knowledge, proper and accurate amounts have been withheld by each of the Company and its Subsidiaries from their respective employees for all periods in full and complete compliance with the tax, social security and unemployment withholding provisions of applicable federal, state, local and foreign law and such withholdings have been timely paid to the respective governmental agencies. The Company has not received notice of any audit or of any proposed deficiencies from any governmental authority, and no controversy with respect to taxes of any type is pending or threatened. Except for routine filing extensions granted as a matter of right under applicable law, none of the Company or any of its Subsidiaries has executed or filed with the Internal Revenue Service or any other governmental authority any agreement or other document extending, or having the effect of extending, the period for assessment or collection of any taxes, charges or other impositions. None of the Company or any of its Subsidiaries has agreed or has been requested to make any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise. Further, none of the Company or any of its Subsidiaries has any obligation under any written tax-sharing agreement. None of the Company or any of its Subsidiaries has elected, pursuant to the Code, to be treated as a Subchapter S corporation or a collapsible corporation pursuant to Section 1362(a) or Section 341(f) of the Code.

     4.23.  Insurance.  Schedule 4.23 sets forth a complete and accurate list of
            ---------   -------------
all policies of insurance of any kind or nature covering the Company and its Subsidiaries and any of their respective employees, properties or assets, including, without limitation, policies of life, disability, fire, theft, workers compensation, employee fidelity and other casualty and liability insurance. All such policies are in full force and effect and are of a nature and provide such coverage as is customarily carried by companies of the size and character of the Company and its Subsidiaries. None of the Company or any of its Subsidiaries is in default of any policies of insurance. None of the Company or any of its Subsidiaries has been refused insurance or had any policy of insurance terminated (other than at its request).

     4.24.  Minute Books.  The minute books of the Company and each of its
            ------------
Subsidiaries contain a complete summary of all material actions by their respective directors and stockholders since the date of their respective incorporation (or acquisition, in the case of Subsidiaries) and reflect all transactions referred to in such minutes accurately in all material respects.

     4.25.  Labor and Employment Matters.  With respect to employees of and
            ----------------------------
service providers to the Company and the Subsidiaries: (a) the Company and the Subsidiaries are and have been in compliance in all material respects with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, including without limitation any such laws respecting employment discrimination, workers' compensation, family and medical leave, the Immigration Reform and Control Act, and occupational safety and health requirements, and have not and are not engaged in any unfair labor practice; (b) there is not now, nor within the past three years has there been, any unfair labor practice complaint against the Company or any Subsidiary pending or, to the Company's Knowledge, threatened before the National Labor Relations Board or any other comparable authority; (c) there is not now, nor within the past three years has there been, any labor strike, slowdown or stoppage actually pending or, to the Company's or any Subsidiary's knowledge, threatened against or directly affecting the Company or any Subsidiary; (d) to the Company's Knowledge, no labor representation organization effort exists nor has there been any such activity within the past three years; (e) no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending and, to the Company's Knowledge, no claims therefor exist or have been threatened; (f) the employees of the Company and the Subsidiaries are not and have never been represented by any labor union, and no collective bargaining agreement is binding and in force against the Company or any Subsidiary or currently being negotiated by the Company or any Subsidiary; and
(g) to the Company's Knowledge, all persons classified by the Company or its Subsidiaries as independent contractors do satisfy and have satisfied the requirements of law to be so classified, and the Company and its Subsidiaries have fully and accurately reported their compensation on IRS Forms 1099 when required to do so. To the Company's knowledge, none of the employees of the Company or any of its Subsidiaries is obligated under any contract or other agreement (including licenses, covenants or commitments of any nature), or subject to any judgment, decree or order of any court or administrative agency, that materially interferes with the use of the employee's best efforts to promote the interests of the Company and its Subsidiaries or conflicts with the business as proposed to be conducted by the Company or its Subsidiaries.

     4.26.  Use of Proceeds.  The Company shall use the net proceeds from the
            ---------------
issuance and sale of the Convertible Preferred Stock to redeem, retire, and repay its obligations to CenCor in their entirety on terms substantially in the form of the Fourth Amendment to the Restructuring,

Security and Guaranty Agreement, dated December 30, 1996.

     4.27.  Accreditation and State Licensure/Approval.
            ------------------------------------------

            (a) Schedule 4.27(a) contains a complete and accurate statement of
                ---------------
the accreditation granted to each of the Company and its Subsidiaries, the date that accreditation was last granted, and the current term of accreditation. Except as set forth on Schedule 4.27(a), none of the schools or educational and training programs of the Company and its Subsidiaries are on probation or warning, having been directed to show cause why accreditation should not be revoked, or are subject to an action by an accrediting agency to withdraw or deny accreditation. To the Company's knowledge, there are no facts, circumstances, or omissions concerning their schools that would likely lead to such actions by an accrediting agency.

            (b) The Company, its Subsidiaries, and its schools have substantially complied with all stipulations, conditions and other requirements imposed by the schools' accrediting agencies at the time of, or since, the last grant of accreditation, including but not limited to the timely filing of all required reports and responses. Such reports and responses demonstrate improvement in the compliance of the schools with accrediting standards.

            (c) The Company, its Subsidiaries, and its schools have secured all requisite approvals from its institutional accrediting agencies for the educational and training programs currently offered. Without limiting the effect of this representation and warranty, the school located in Miami, Florida has secured the approval of the Accrediting Commission of Career Schools and Colleges of Technology ("ACCSCT") to offer its Dental Assistant and Patient Care
                         ------
Assistant programs, and the school located in Tampa, Florida has secured the approval of ACCSCT to offer its Dental Radiographers program.

            (d) To the Company's Knowledge, the Company, its Subsidiaries, and its schools have secured all requisite licenses to operate in the states in which they are located and all requisite approvals from such states for the educational and training programs currently offered. Without limiting the effect of this representation and warranty, the school located in Denver, Colorado has secured state approval of its Practical Nursing program; the school in San Diego, California has secured state approval for its Dental Assisting program; and the school located in Anaheim, California has secured state approval for its Vocational Nurse, Dental Assistant and other programs.

            (e) The Company, its Subsidiaries, and its schools have secured all requisite approvals from the schools' accrediting agencies and the states in which the schools are located to consummate the transaction provided for in this Agreement and in the Stockholders' Agreement or, in the event that approval has not been secured, have reasonably determined that no such approval is required.

     4.28.  No Undisclosed Liabilities.  Except as, and to the extent, reserved
            --------------------------
for in the

Financial Statements and the notes thereto or as set forth on Schedule 4.28 attached hereto and made a part hereof or in any filings with the Securities and Exchange Commission (the "SEC"), to the Company's Knowledge, the Company does not on the date hereof have any material liabilities or obligations, whether accrued, absolute or contingent, determined or undetermined, or whether due or to become due, nor, to the Company's Knowledge, does any basis exist for such liabilities or obligations other than those incurred in the ordinary course of business since December 31, 1996.

     4.29.  Licenses and Permits.  Schedule 4.29 attached hereto and made a part
            --------------------
hereof is a complete list of all governmental licenses and permits and other governmental authorizations and approvals required for the conduct of the Business as presently conducted (collectively, the "Permits").

     4.30   U.S. Department of Education Certification and Eligibility
            ----------------------------------------------------------

            (a)  Schedule 4.30(a) contains a complete and accurate statement of
                 ---------------
the U.S. Department of Education certification and eligibility status for each of the schools owned by the Company and its Subsidiaries, including the date that certification was last granted and the current terms of certification. Each of the schools listed on Schedule 4.30(a) is certified by the U.S. Department of
                         ---------------
Education to participate in all programs authorized by the Higher Education Act of 1965, as amended (the "Higher Education Act"). None of the schools are
                          --------------------
subject to limitation, suspension or termination proceedings, or subject to any other action or proceeding by the U.S. Department of Education that would likely result in the loss of certification or eligibility or a material liability or fine. To the Company's Knowledge, there are no facts, circumstances, or omissions concerning their schools that would likely lead to such an action by the U.S. Department of Education.

            (b) The Company and its Subsidiaries have accurately and completely disclosed to the U.S. Department of Education the ownership interests in all of the schools and have secured all requisite approvals for such ownership; based upon the Letter of Steven Z. Finley of the Office of General Counsel at the Department of Education dated February 14, 1997 to Mark L. Pelesh, the consummation of the transactions provided for in this Agreement and in the Stockholders' Agreement do not require the approval of the Department of Education.

            (c)  Each of the schools listed on Schedule 4.30(a) is in material
                                               ----------------
compliance with all rules, regulations and requirements established by the U.S. Department of Education pertaining to each school's eligibility and participation in Title IV of the Higher Education Act and other federal student financial aid funding programs set forth at 34 C.F.R. (S)(S)600 et seq. The Company does not have Knowledge of facts, circumstances, or omissions concerning the schools that would likely result in a finding of material non-compliance with regard to such rules, regulations and requirements. Without limiting the foregoing, the Company, its Subsidiaries and its schools also represent that:

                 (1) Each of the schools satisfies the standards of financial responsibility and administrative capability, as established by the U.S. Department of Education and as set forth at 34 C.F.R. (S)(S) 668.15-668.16, including all requirements pertaining to satisfactory academic progress. Further, each program offered by the schools is an eligible program in accordance with the requirements of 34 C.F.R. (S) 668.8.

                 (2)  Except as set forth on Schedule 4.30(c)(2), each of the
                                             -------------------
schools provides refunds substantially in accordance with applicable state and federal refund policies and as required pursuant to 34 C.F.R. (S) 668.22. To the extent that the U.S. Department of Education previously determined that any of the schools failed to comply with applicable state or federal refund requirements. Except as set forth on Schedule 4.30(c)(2), the Company and its
                                     -------------------
Subsidiaries have taken or are taking appropriate corrective action to ensure that all refunds are made in accordance with such requirements, the schools have satisfied all U.S. Department of Education findings regarding non-compliance with applicable refund requirements by posting letters of credit in accordance with 34 C.F.R. (S) 668.15(b)(5), and none of the schools is subject to any further action or to the imposition of a liability by the U.S. Department of Education as a result of the school's non-compliance with applicable refund requirements.

                 (3) Each of the schools receives no greater than eighty-five percent (85%) of its revenues from Title IV or other federal student financial aid funds and satisfies the requirements regarding tuition revenue established by the Department of Education as set forth at 34 C.F.R. (S) 600.5. Schedule
                                                                    --------
4.30(c)(3) contains a correct statement of each school's percentage of revenue
----------
from such federal funding sources.

                 (4) The cohort default rates published by the U.S. Department of Education for fiscal years 1990 through 1994 for the schools of the Company and its Subsidiaries are listed on Schedule 4.30(c)(4). All rates except for
                                   -------------------
those published for fiscal year 1991 are considered official by the U.S. Department of Education. Based on the cohort default rates supplied by the Department for fiscal year 1994, San Diego, Anaheim, and, assuming the use of the prepublication rates, the San Bernardino schools have cohort default rates attributed to them of 25% or over for three consecutive years and could be declared ineligible to participate in Federal Family Education Loan ("FFEL")
                                                                      ----
programs. If the 1991 cohort default rates are certified as official, the Jacksonville, Portland, Tampa and Miami schools also could be found to have cohort default rates attributed to them of over 25% for three consecutive years and could be declared ineligible to participate in the FFEL programs.
                                                       ----
Notwithstanding the foregoing and with the understanding that the Company does not have the servicing records for 1994, the Company believes that the cohort default rate information supplied and published by the Department of Education with respect to the schools referred to above is erroneous and when corrected will demonstrate that each of the schools' cohort default rates are within acceptable thresholds but it has no assurance that such correction will be made. In addition, the Company, the affected Subsidiaries and the affected schools have filed, or intend to timely file, all requisite administrative and judicial actions, challenges, and appeals regarding the veracity of cohort default rates published by the U.S. Department of Education in those instances in which the published cohort default rates for a school exceeds or equals 25%.

                 (5) Each of the schools has established a default reduction plan and submitted such plans to the U.S. Department of Education in accordance with 34 C.F.R. (S)674.6 for Fiscal Years 1995 and 1996.

                 (6) Each of the schools disburses federal Pell Grant payments substantially in accordance with procedures that comply with 34 C.F.R.
(S)690.63.

            (d) The U.S. Department of Education program reviews and compliance audits conducted at each of the schools since 1991 have not materially adversely affected the Company, its Subsidiaries or its schools nor has any program review or compliance audit resulted in the imposition of any material liability, financial or otherwise, affecting the Company, its Subsidiaries or its schools, except as disclosed on Schedule 4.30(d) or Forms 10-K and Forms 10-Q previously
                       ---------------
filed by the Company with the SEC. The Company, its Subsidiaries, and its schools have substantially complied with all the findings and conditions arising from the program reviews and compliance audits. To the extent that any program review or audit remains pending or unresolved. Except as disclosed on Schedule
                                                                       --------
4.30(d), there are no issues or findings of non-compliance which, to the
------
Company's Knowledge would likely result in the loss of certification or eligibility or a material liability or fine.


                                   SECTION 5

          Representations, Warranties and Covenants of the Purchasers
         ------------------------------------------------------------

     Each of the Purchasers (severally and not jointly), hereby represents and warrants to and agrees with the Company, as follows:

     5.1.   Accredited Investor; Experience; Risk. Such Purchaser is an
            -------------------------------------
accredited investor within the definition of Regulation D of the Securities Act of 1933 (the "Securities Act"). Such Purchaser has such knowledge and experience
              --------------
in financial and business matters that it is capable of evaluating the merits and risks of the purchase of the Convertible Preferred Stock pursuant to this Agreement and recognizes that it must bear the economic risk of its investment in the Convertible Preferred Stock for an indefinite period of time.

     5.2.   Investment.  Such Purchaser is acquiring the Convertible Preferred
            ----------
Stock for investment purposes only, for its own account and not as a nominee or agent for any other Person, and not with a view to, or for resale in connection with, any distribution thereof in violation of applicable law. Such Purchaser understands that the Convertible Preferred Stock has not been registered under the Securities Act or applicable state securities laws and that, accordingly, neither the Convertible Preferred Stock nor the shares of Common Stock issuable upon conversion thereof will be transferable except upon satisfaction of the registration and prospectus delivery requirements of such laws or pursuant to an available exemption therefrom. Such Purchaser is not acquiring the Convertible Preferred Stock for purposes of acquiring or changing "control" (as defined in Rule 405 of the Securities Exchange Act of 1934) of the Company.

     5.3.   Legends; Opinion Requirement.  Such Purchaser hereby agrees with the
            ----------------------------
Company as follows:

            (a) The certificates evidencing the Convertible Preferred Stock and the shares of Common Stock issuable upon conversion thereof, and each certificate issued in transfer thereof, will bear the following legend and any applicable legend required by the Stockholders' Agreement:

            "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE. SUCH SECURITIES MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT SUCH REGISTRATION, EXCEPT UPON DELIVERY TO THE COMPANY OF SUCH EVIDENCE AS MAY BE SATISFACTORY TO COUNSEL FOR THE COMPANY TO THE EFFECT THAT ANY SUCH TRANSFER SHALL NOT BE IN VIOLATION OF THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS OR ANY RULE OR REGULATION PROMULGATED THEREUNDER."

            (b) If such Purchaser desires to sell or otherwise dispose of all or any part of the Convertible Preferred Stock or shares of Common Stock issuable upon conversion thereof owned by it under an exemption from registration under the Securities Act, and if requested by the Company, such Purchaser shall deliver to the Company an opinion of counsel, which may be counsel for the Company, that such exemption is available.

     5.4.   Authorization.  Such Purchaser represents that it has all requisite
            -------------
power and authority to enter into and perform its obligations under the Transaction Documents to which it is a party. Assuming the due authorization, execution and delivery of the Transaction Documents by each other party thereto, each Transaction Document to which such Purchaser is a party constitutes a valid and binding obligation of such Purchaser, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity) and except to the extent that rights to indemnification and contribution under this Agreement and the Stockholders' Agreement may be limited by federal or state securities laws or public policy relating thereto.

     5.5.   Governmental Consents.  No consent, approval, order or authorization
            ---------------------
of, or registration, qualification, designation, declaration or filing with, any federal, state, or local governmental authority on the part of such Purchaser is required in connection with the valid execution and delivery by such Purchaser of the Transaction Documents to which it is a party, or the consummation by such Purchaser of the transactions contemplated by the Transaction Documents to which it is a party, except for such filings as have been made prior to the First Closing.

     5.6.   Brokers' Fees.  No broker, finder, investment banker or other Person
            -------------
is entitled to any brokerage fee, finder's fee or other commission in connection with the transactions contemplated by this Agreement based upon arrangements made by the Purchasers.


                                   SECTION 6

                                   Covenants
                                   ---------

     6.1.   Access to Information.  The Company agrees that, after the First
            ---------------------
Closing Date, the Purchasers shall be entitled, through their respective officers, employees and representatives (including, without limitation, their respective legal advisors and accountants), to make such investigation of the properties, businesses and operations of the Company and its Subsidiaries and such examination of the books, records and financial condition of the Company and its Subsidiaries as the Purchasers reasonably request and to make extracts and copies of such books and records. Any such investigation and examination shall be conducted during regular business hours and under reasonable circumstances, and the Company shall cooperate, and shall cause its Subsidiaries to cooperate, fully therein. No investigation by the Purchasers prior to or after the date of this Agreement shall diminish or obviate any of the representations, warranties, covenants or agreements of the Company contained in this Agreement or in any certificates, instruments or other documents delivered by the Company or its representatives to the Purchasers in connection with this Agreement or the transactions contemplated hereby. In order that the Purchasers may have full opportunity to make such physical, business, accounting and legal review, examination or investigation as any of them may reasonably request of the affairs of the Company and its Subsidiaries, the Company shall cause the officers, employees, consultants, agents, accountants, attorneys and other representatives of the Company and its Subsidiaries to cooperate fully with such representatives in connection with such review and examination.

     6.2.   Publicity.  Neither the Company nor the Purchasers shall issue any
            ---------
press release or public announcement concerning this Agreement or the transactions contemplated hereby without obtaining the prior written approval of the other parties hereto, which approval will not be unreasonably withheld or delayed, unless disclosure is otherwise required by applicable law, provided that, to the extent required by applicable law, the party intending to make such release shall use its best efforts consistent with such applicable law to consult with the other parties hereto with respect to the text thereof.

     6.3.   Register of Securities. The Company or its duly appointed agent
            ----------------------
shall maintain a separate register for the shares of the Company's Convertible Preferred Stock and Common Stock, in which it shall register the issue and sale of all such shares. All transfers of such securities shall be recorded on the register maintained by the Company or its agent, and the Company shall be entitled to regard the registered holder of such securities as the actual holder of the securities so registered until the Company or its agent is required to record a transfer of such securities on its register. Subject to Section 5.3 the Company or its agent shall be required to record any such transfer when it receives such security to be transferred duly and properly endorsed by the registered holder thereof or by its attorney duly authorized in writing.

     6.4.   Removal of Legend.  Subject to any contrary rule, regulation or
            -----------------
advice of the SEC or its staff, any legend endorsed on a certificate pursuant to
Section 5.3 and any stop transfer instructions and record notations with respect thereto shall be removed and the Company shall issue a certificate without such legend to the holder thereof at such time as (i) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (ii) such securities shall have been distributed to the public pursuant to Rule 144 (or any successor provision) under the Securities Act, or (iii) such securities are otherwise sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(l) thereof so that all transfer restrictions with respect to such securities are removed upon the consummation of such sale and the seller of such securities provides the Company an opinion of counsel (which may be counsel for the Company), which shall be in form and content reasonably satisfactory to the Company, to the effect that such securities in the hands of the purchaser thereof are freely transferable without restriction or registration under the Securities Act in any public or private transaction.


                                   SECTION 7

                      Conditions to Closing of Purchasers
                      -----------------------------------

     Each Purchaser's obligation to purchase the Convertible Preferred Stock at each of the Closings is, at the option of such Purchaser, subject to the fulfillment on or prior to each of the Closing Dates of the following conditions:

     7.1.   Representations and Warranties Correct.  The representations and
            --------------------------------------
warranties made by the Company in Section 4 hereof shall be true and correct when made, and shall be true and correct on each of the Closing Dates with the same force and effect as if they had been made on and as of such date.

     7.2.   Covenants.  All covenants, agreements and conditions contained in
            ---------
this Agreement to be performed by the Company on or prior to each of the Closing Dates shall have been performed or complied with in all material respects.

     7.3.   Opinion of Company's Counsel.  The Purchasers shall have received
            ----------------------------
from Bryan Cave, L.L.P., counsel to the Company, an opinion addressed to the Purchasers, dated the First Closing Date, in substantially the form of Exhibit F hereto.

     7.4.   No Material Adverse Change.  Since December 31, 1996, there shall
            --------------------------
not have occurred any events or circumstances that could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

     7.5.   Certificate of Designation.  The Certificate of Designation shall
            --------------------------
have been duly adopted and executed by the Company and filed with the Delaware Secretary of State.

     7.6.   Stockholders' Agreement.  The Stockholders' Agreement shall have
            -----------------------
been executed and delivered by all the parties thereto. All such action shall have been taken as may be necessary to elect a Board of Directors of the Company, effective upon the First Closing, in accordance with the Stockholders' Agreement.

     7.7.   State Securities Laws.  All registrations, qualifications and
            ---------------------
Permits required under applicable state securities laws, if any, shall have been obtained for the lawful execution, delivery and performance of this Agreement.

     7.8.   CenCor Obligations.  The Company shall have executed appropriate
            ------------------
legal documentation and releases, on terms reasonably satisfactory to the Purchasers, redeeming, retiring and repaying all of the Company's obligations to CenCor on terms substantially in the form of the Fourth Amendment to the Restructuring, Security and Guaranty Agreement, dated December 30, 1996.

     7.9.   Issuance of Shares.  At the First Closing, the Company shall be
            ------------------
prepared to issue 42,647 shares of Convertible Preferred Stock pursuant to this Agreement. At the Second Closing, the Company shall be prepared to issue 12,500 shares of Convertible Preferred Stock pursuant to this Agreement.

     7.10.  Certificates.  Each of the Purchasers shall have received a
            ------------
certificate of the President or a Vice President of the Company to the effect set forth in Sections 7.1, 7.2, 7.4, 7.6 and 7.8.

     7.11.  Debenture and Warrant Purchase Agreements.  The Debenture and
            -----------------------------------------
Warrant Purchase Agreements shall have been executed and delivered by all the parties thereto.

     7.12.  Debentures and Warrants.  The Company shall be prepared to issue the
            -----------------------
Debentures
and Warrants pursuant to the Debenture Purchase Agreements, of even date herewith, between the Company and Purchasers.

     7.13.  Registration Rights Agreement.  The Registration Rights Agreement,
            -----------------------------
of even date herewith, between the Company and Purchasers, shall have been executed and delivered by all the parties thereto.



                                   SECTION 8

                     Conditions to Closing of the Company
                     ------------------------------------

     The Company's obligation to issue and sell the Convertible Stock at each of the Closing is, at the option of the Company, subject to the fulfillment of the following conditions:

     8.1.   Representations.  The representations and warranties made by each
            ---------------
Purchaser in Section 5 hereof shall be true and correct when made, and shall be true and correct on each of the Closing Dates with the same force and effect as if they had been made on and as of such date.

     8.2.   Covenants.  All covenants, agreements and conditions contained in
            ---------
this Agreement to be performed by the Purchasers on or prior to each of the Closing Dates shall have been performed or complied with in all respects.

     8.3.   Stockholders' Agreement.  The Stockholders' Agreement shall have
            -----------------------
been executed and delivered by all other parties thereto. All such action shall have been taken as may be necessary to elect a Board of Directors of the Company, effective upon the First Closing, in accordance with the Stockholders' Agreement.

     8.4.   Opinion of Purchasers' Counsel.  The Company shall have received
            ------------------------------
from Wilmer, Cutler & Pickering, counsel to the Purchasers, an opinion addressed to the Company, dated the First Closing Date, in substantially the form of Exhibit H hereto.

     8.5.   No Material Adverse Change.  Since December 31, 1996, there shall
            --------------------------
not have occurred any events or circumstances that could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

     8.6.   State Securities Laws. All registrations, qualifications and Permits
            ---------------------
required under applicable state securities laws, if any, shall have been obtained for the lawful execution, delivery and performance of this Agreement.

     8.7.   Purchase Price.  At the First Closing, the Purchasers shall have
            --------------
tendered the purchase price for the Convertible Preferred Stock of One Million One Hundred Sixty Thousand

Dollars ($1,160,000). At the Second Closing, the Purchasers shall have tendered the purchase price for the Convertible Preferred Stock of Three Hundred Forty Thousand Dollars ($340,000).

     8.8.   Certificate.  The Company shall have received a certificate from the
            -----------
Purchasers to the effect set forth in Sections 8.1 and 8.2.

     8.9.   Debenture and Warrant Purchase Agreements.  The Debenture and
            -----------------------------------------
Warrant Purchase Agreements, of even date herewith, between the Company and Purchasers, shall have been executed and delivered by all the parties thereto.

     8.10.  Registration Rights Agreement.  The Registration Rights Agreement,
            -----------------------------
of even date herewith, between the Company and Purchasers, shall have been executed and delivered by all the parties thereto.


                                   SECTION 9

                           Covenants of the Company
                           ------------------------

     9.1.   Information.  The Company covenants and agrees that so long as the
            -----------
Purchasers own of the shares of Convertible Preferred Stock or shares of Common Stock into which any such shares of Convertible Preferred Stock shall have been converted, the Company shall deliver to such Purchaser the information specified in this Section 9.1 unless any such Purchaser at any time specifically requests that such information not be delivered to it.

            (a)  Monthly Financial Statements. As soon as available, but in any
                 ----------------------------
event not later than forty-five (45) days after the end of each monthly fiscal period (other than the last monthly fiscal period of the fourth fiscal quarter of the Company), the unaudited consolidated balance sheet of the Company and its Subsidiaries as at the end of each such period and the related unaudited consolidated statements of income and cash flows of the Company and its Subsidiaries for such period and for the elapsed period in such fiscal year, all in reasonable detail and stating in comparative form (i) the figures as of the end of and for the comparable periods of the preceding fiscal year and (ii) the figures reflected in the operating budget for such period as specified in the financial plan of the Company delivered pursuant to Section 9.1(e) hereof. All such financial statements shall be prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods reflected therein except as stated therein and shall be accompanied by a certificate of the Company's president or chief financial officer to such effect.

            (b)  Material Litigation. Within ten (10) days after the Company
                 -------------------
learns of the commencement or written threat of commencement of any litigation or proceeding against the Company or any of its Subsidiaries or any of their respective assets that would likely be expected to have a Material Adverse Effect, written notice of the nature and extent of such litigation or proceeding.

            (c)  Material Agreements. Within five (5) days after the receipt by
                 -------------------
the Company of written notice of the occurrence of a default by the Company or any of its Subsidiaries under any material contract, agreement or document to which it is a party or by which it is bound, written notice of the nature and extent of such default.

            (d)  Other Reports and Statements. Promptly (but in any event within
                 ----------------------------
ten (10) days) after any distribution to its stockholders generally, to its directors or to the financial community of an annual report, definitive proxy statement, registration statement or other similar report or communication, a copy of each such annual report, proxy statement, registration statement or other similar report or communication and promptly (but in any event within ten
(10) days) after any filing by the Company with the SEC or with any national securities exchange, of any publicly available annual or periodic or special report or proxy statement or registration statement, a copy of such report or statement and copies of all press releases and other statements made available generally by the Company to the public concerning material developments in the Company's business.

            (e)  Budgets.  As soon as available, but in any event not later than
                 -------
thirty (30) days prior to the beginning of each fiscal year of the Company, the financial plan of the Company for such fiscal year, including, without limitation, a cash flow projection and operating budget, calculated monthly, as contained in its operating plan approved by the Company's Board of Directors as well as any updates or revisions to such plan as soon as available.

            (f)  Accountants' Management Letters, Etc. Promptly after receipt by
                 ------------------------------------
the Company, copies of all accountants' management letters and all management and board responses to such letters, and copies of all certificates as to compliance, defaults, material adverse changes, material litigation or similar matters relating to the Company and its Subsidiaries, which shall be prepared by the Company or its officers and delivered to the third parties.

            (g)  Stockholders' Lists. As prepared in connection with the
                 -------------------
Company's proxy solicitation for its annual meeting of shareholders each year and as soon as practicable after preparation thereof:

                 (i) a list of stockholders as of the record date for such meeting, as prepared by the Company's transfer agent, showing the names and addresses of stockholders of record and number of shares of Common Stock held; and

                 (ii)   one or more tables of lists identifying:

                        (A) any grants of options or stock appreciation or similar rights in the last fiscal year as required by Item 402(c) of

                 Regulation S-K;

                         (B) any exercise of options or stock appreciation or similar rights in the last fiscal year as required by Item 402(d) of Regulation S-K; and

                         (C) any repricing of options or stock appreciation or similar rights in the last fiscal year as required by Item 402(k) of Regulation S-K.

In addition, a list as of December 31 of the previous fiscal year of any grants, exercises, conversions or repricing of warrants or convertible securities of the Company (not described in subparagraph (ii) above) in the last fiscal year, and the name of each holder thereof together with the amount of such security held and the issuance and exercise price thereof.

           (h)   Other Information and Access. From time to time, and promptly,
                 ----------------------------
such additional information regarding results of operations, financial condition or business of the Company and its Subsidiaries, including, without limitation, cash flow analyses, projections and minutes of any meetings of the Board of Directors, as the Purchasers may reasonably request, and access, at reasonable times and on reasonable prior notice, to the books, records and properties of the Company and its Subsidiaries, provided that Purchaser and its representatives execute and deliver to the Company an appropriate confidentiality agreement relating thereto.

     9.2.    Additional Agreements.
             ---------------------

            (a)  Rule 144. If the Company shall have filed a registration
                 --------
statement pursuant to the requirements of Section 12 of the Exchange Act or a registration statement pursuant to the requirements of the Securities Act, the Company will timely file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder, to the extent required from time to time to enable each Purchaser to sell shares of Convertible Preferred Stock and the shares of Common Stock into which the Convertible Preferred Stock may be converted without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the SEC. Upon the request of any Purchaser, the Company will deliver a written statement as to whether it has complied with such requirements.

            (b)  Rule 144A Information. The Company will, as promptly as
                 ---------------------
practicable after, but in any event within thirty (30) days after, a written request from any Purchaser provide the information required in Rule 144A(d)(4) under the Securities Act to such Purchaser and any Person designated by any Purchaser to the Company as a prospective buyer in a transaction pursuant to Rule 144A.

            (c)  Transaction with Affiliates. Except for employee or director
                 ---------------------------
compensation, stock bonus, stock option or similar plans or arrangements approved by the Board of Directors, neither the Company nor any Subsidiary of the Company shall, directly or indirectly, enter into any transaction or agreement with any holder of five percent (5%) or more of any class of capital stock of the Company or with any Affiliate of the Company or of any such stockholder or extend or modify any existing agreement with any such stockholder or Affiliate, unless the transaction or agreement is reviewed and approved by a majority of the disinterested directors of the Board of Directors of the Company.

            (d)  Publicity. Except as may be required by law, the Company shall
                 ---------
not use the name of, or make reference to, any Purchaser or any of its Affiliates in any press release or in any public manner without such Purchaser's prior written consent.

                                  SECTION 10

                                 Miscellaneous
                                 -------------

     10.1.  Amendment; Waiver.  Neither this Agreement nor any provision hereof
            -----------------
may be amended, modified, supplemented or waived, except by a written instrument executed by (i) the Company and (ii) the Purchasers holding a majority in interest of the Convertible Preferred Stock issued and sold pursuant to this Agreement and the shares of Common Stock issuable upon conversion thereof.

     10.2.  Notices.  Any notices or other communications required or permitted
            -------
hereunder shall be sufficiently given if in writing and delivered in Person, transmitted by facsimile transmission (fax) or sent by registered or certified mail (return receipt requested) or recognized overnight delivery service, postage pre-paid, addressed as follows, or to such other address has such party may notify to the other parties in writing:

            (a)  if to the Company:

                        Concorde Career Colleges, Inc.
                        1100 Main Street
                        Suite 416
                        Kansas City, MO 64105
                        Attn: Jack L. Brozman
                        Facsimile No.: (816) 474-7610

                 with a copy to:

                        Bryan Cave, L.L.P.
                        7500 College Boulevard
                        Suite 1100
                        Overland Park, KS 66210-4035
                        Attn:  Thomas W. Van Dyke
                        Facsimile No.: (913) 338-7777

            (b)  if to the Purchasers:

                        c/o Cahill, Warnock & Company
                        One South Street, Suite 2150
                        Baltimore, Maryland 21202
                        Attn:  David L. Warnock
                        Facsimile No.:  (410) 895-3805

                 with a copy to:

                        Wilmer, Cutler & Pickering
                        100 Light Street
                        Baltimore, MD 21202
                        Attn: John B. Watkins, Esq.
                        Facsimile No.: (410) 986-2828.

A notice or communication will be effective (i) if delivered in Person or by overnight courier, on the business day it is delivered, (ii) if transmitted by telecopier, on the business day of actual confirmed receipt by the addressee thereof, and (iii) if sent by registered or certified mail, three (3) business days after dispatch.

     10.3.  Survival of Representations, Warranties and Covenants.  All
            -----------------------------------------------------
representations and warranties made in, pursuant to or in connection with this Agreement shall survive the execution and delivery of this Agreement, any investigation at any time made by or on behalf of any Purchaser, and the sale and purchase of the Convertible Preferred Stock and payment therefor for a period of two (2) years; provided, however, that the representations and warranties made in Section 4.22 (Taxes) shall survive the applicable statutory period of limitations with respect to any liabilities covered thereby.

     10.4.  Severability.  Whenever possible, each provision of this Agreement
            ------------
shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

     10.5.  Successors and Assigns.  Except as otherwise provided herein, the
            ----------------------
provisions hereof shall inure to the benefit of, and be binding upon, the successors and assigns of the parties hereto, including, without limitation, each transferee of all or any portion of the Convertible Preferred Stock. No party hereto may assign its rights or delegate its obligations under this Agreement without the prior written consent of the other parties hereto.

     10.6.  Entire Agreement.  This Agreement and the other documents delivered
            ----------------
pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subject matter hereof and thereof and supersede and cancel all prior representations, alleged warranties, statements, negotiations, undertakings, letters, acceptances, understandings, contracts and communications, whether verbal or written, among the parties hereto and thereto or their respective agents with respect to or in connection with the subject matter hereof.

     10.7.  Choice of Law.  This Agreement shall be governed by, and construed
            -------------
in accordance with, the laws of the State of Delaware, without regard to principles of conflict of laws.

     10.8.  Counterparts.  This Agreement may be executed in any number of
            ------------
counterparts and by different parties hereto in separate counterparts, with the same effect as if all parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument.

     10.9.  Costs and Expenses.  The Company shall pay (i) all reasonable out-
            ------------------
of-pocket expenses (including legal fees) incurred by Purchasers in connection with the negotiation of the Transaction Documents, up to a maximum of $25,000, plus (ii) the reasonable legal fees and expenses incurred by Wilmer, Cutler & Pickering for the period on or after February 10, 1997 in connection with the preparation, execution and delivery of the Transaction Documents.

     10.10. Indemnification.
            ---------------

            (a) The Company agrees to indemnify and hold harmless the Purchasers and their Affiliates, and their respective partners, co-investors, officers, directors, employees, agents, consultants, attorneys and advisers (each, an "Indemnified Party"), from and against any and all actual losses,
           -----------------
claims, damages, liabilities, costs and expenses (including, without limitation, environmental liabilities, costs and expenses and all reasonable fees, expenses and disbursements of counsel), joint or several (hereinafter collectively referred to as a "Loss"), which may be incurred by or asserted or awarded
                  ----
against any Indemnified Party in connection with or in any manner arising out of or relating to any investigation, litigation or proceeding or the preparation of any defense with respect thereto, arising out of or in connection with or relating to this Agreement, the other Transaction Documents or the transactions contemplated hereby or thereby or any use made or proposal to be made with the proceeds of the Purchasers' purchase of the Convertible Preferred Stock pursuant to this Agreement, whether or not such investigation, litigation or proceeding is brought by the Company, any of its Subsidiaries, shareholders or creditors, whether or not any of the transactions contemplated by this Agreement or the other Transaction Documents are consummated, except to the extent such Loss is found in a final judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct.

            (b) An Indemnified Party shall give written notice to the Company of any claim with respect to which it seeks indemnification within ten (10) days after the discovery by such parties of any matters giving arise to a claim for indemnification pursuant to Section 10.10(a); provided that the failure of any
                                              --------
Indemnified Party to give notice as provided herein shall not relieve the Company of its obligations under this Section 10.10, except to the extent that the Company is actually prejudiced by such failure to give notice. In case any such action or claim is brought against any Indemnified Party, the Company shall be entitled to participate in and, unless in the reasonable good faith judgment of the Indemnified Party a conflict of interest between such Indemnified Party and the Company may exist in respect of such action or claim, to assume the defense thereof, with counsel satisfactory to the Indemnified Party and after notice from the Company to the Indemnified Party of its election so to assume the defense thereof, the Company shall not be liable to such Indemnified Party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation. In any event, unless and until the Company elects in writing to assume and does so assume the defense of any such action or claim the Indemnified Party's costs and expenses arising out of the defense, settlement or compromise of any such action or claim shall be Losses subject to indemnification hereunder. If the Company elects to defend any such action or claim, then the Indemnified Party shall be entitled to participate in such defense with counsel of its choice at its sole cost and expense. The Company shall not be liable for any settlement of any action or claim effected without its written consent. Anything in this Section 10.10 to the contrary notwithstanding, the Company shall not, without the Indemnified Party's prior written consent, settle or compromise any claim or consent to entry of any judgment in respect thereof that imposes any future obligation on the Indemnified Party or that does not include, as an unconditional term thereof, the giving by the claimant or the plaintiff to the Indemnified Party, a release from all liability in respect of such claim.

            (c) Purchaser hereby agrees to indemnify and hold harmless the Company and its respective directors, officers, affiliates, attorneys or advisers (the "Company Group") from and against any Loss sustained, incurred,
          ------------------
paid or required to be paid by any of the Company Group which arises out of the inaccuracy or breach by Purchaser of any representation or warranty contained in this Agreement.

     10.11. Limits on Liability.
            -------------------

     The Company agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract, tort or otherwise) to the Company or any of its Subsidiaries, shareholders or creditors, for or in connection with the transactions contemplated by this Agreement or the other Transaction Documents, except to the extent such liability is found in a final judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct or the misrepresentations of the Indemnified Party, but in no event shall an Indemnified Party be liable for punitive, exemplary or consequential damages. The maximum aggregate liability under and with respect to this Agreement, the transactions contemplated hereby, or any claims associated herewith shall be One Million Five Hundred Thousand Dollars ($1,500,000) plus reasonable attorneys' fees. The foregoing limitation on indemnification shall not apply with respect to any claim for intentional fraud.

     10.12. No Third-Party Beneficiaries.
            ----------------------------

     Nothing in this Agreement will confer any third party beneficiary or other rights upon any person (specifically including any employees of the Company and its Subsidiaries) or entity that is not a party to this Agreement.

     [Balance of Page Left Blank Intentionally -- Signature Page Follows]

                             CONVERTIBLE PREFERRED
                    STOCK PURCHASE AGREEMENT SIGNATURE PAGE



     IN WITNESS WHEREOF, the Company and the Purchasers have caused this Agreement to be executed effective as of the date first above written.


                              CONCORDE CAREER COLLEGES, INC.

                              By:_______________________________________________
                                 Name:  Jack L. Brozman
                                 Title: President and Chief Executive Officer



                              CAHILL, WARNOCK PURCHASERS:

                              CAHILL, WARNOCK STRATEGIC PARTNERS FUND, L.P.
                              By: CAHILL WARNOCK STRATEGIC PARTNERS, L.P., its General Partner


                              By:_______________________________________________
                                 Name:  David L. Warnock
                                 Title: a General Partner


                              STRATEGIC ASSOCIATES, L.P.
                              By: CAHILL, WARNOCK & COMPANY, LLC, its
                                  General Partner


                              By:_______________________________________________
                                 Name:  David L. Warnock
                                Title:  Managing Member

                                   Exhibit B
                                   ---------

Name                          Total Number of Shares        Total Cost
----                          ----------------------        ----------
Cahill, Warnock Strategic
Partners Fund, L.P.           52,252                        $1,421,255


Strategic Associates, L.P.    2,895                         $   78,744

                                 Schedule 3.2
                                 ------------

FIRST CLOSING                  NUMBER OF SHARES    PURCHASE PRICE
Cahill, Warnock Strategic          39,752          $1,081,255
Partners Fund, L.P.

Strategic Associates, L.P.          2,895          $   78,744

SECOND CLOSING

Cahill, Warnock Strategic          12,500          $  340,000
Partners Fund, L.P.